Exhibit 99.1

Kura Oncology, Inc.

Financial Statements

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Kura Oncology, Inc.

We have audited the accompanying balance sheet of Kura Oncology, Inc. as of December 31, 2014, and the related statement of operations and comprehensive loss, stockholders’ deficit, and cash flows for the period from August 22, 2014 (Inception) to December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kura Oncology, Inc. at December 31, 2014 and the results of its operations and its cash flows for the period from August 22, 2014 (Inception) to December 31, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

San Diego, California

March 12, 2015

Kura Oncology, Inc.

BALANCE SHEET

December 31, 2014
Assets
Current assets:
Cash	$1,123,864
Accounts receivable, related party	30,139
Prepaid expenses	42,562

Total current assets	1,196,565
Property and equipment, net	26,646
Prepaid expenses	149,949
Other long-term assets, related party	4,680

Total assets	$1,377,840

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$832,933
Accounts payable, related party	134,563
Convertible notes payable, related party, current	2,035,565
Other current liabilities	12,786

Total current liabilities	3,015,847
Convertible notes payable, related party	493,418
Other long-term liabilities	1,294,559
Other long-term liabilities, related party	7,500

Total liabilities	4,811,324

Commitments and contingencies (Note 8)
Stockholders’ deficit:
Common stock, $0.001 par value; 50,000,000 shares authorized; 9,887,000 shares issued and 821,252 shares outstanding, excluding 9,065,748 shares subject to repurchase	821
Additional paid-in capital	236,961
Accumulated deficit	(3,671,266)

Total stockholders’ deficit	(3,433,484)

Total liabilities and stockholders’ deficit	$1,377,840

See accompanying notes to financial statements.

Kura Oncology, Inc.

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

Period From
August 22, 2014 (Inception) to
December 31, 2014
Operating expenses:
Research and development	$2,028,227
Research and development, related party	624,565
General and administrative	1,261,621
General and administrative, related party	19,734

Total operating expenses	3,934,147

Other income (expense):
Management fee income, related party	300,000
Interest expense, related party	(37,119)

Total other income	262,881

Net loss and comprehensive loss	$(3,671,266)

Net loss per share, basic and diluted	$(12.99)

Weighted average number of shares used in computing net loss per share, basic and diluted	282,613

See accompanying notes to financial statements.

Kura Oncology, Inc.

STATEMENT OF STOCKHOLDERS’ DEFICIT

Period from August 22, 2014 (Inception) to December 31, 2014

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of August 22, 2014 (Inception)	—	$—	$—	$—	$—
Share-based compensation expense	—	—	236,618	—	236,618
Issuance of restricted stock awards	821,252	821	343	—	1,164
Net loss and comprehensive loss	—	—	—	(3,671,266)	(3,671,266)

Balance as of December 31, 2014	821,252	$821	$236,961	$(3,671,266)	$(3,433,484)

See accompanying notes to financial statements.

Kura Oncology, Inc.

STATEMENT OF CASH FLOWS

Period From
August 22, 2014
(Inception) to
December 31, 2014
Operating activities
Net loss	$(3,671,266)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	236,618
Depreciation expense	1,466
Issuance of convertible note for acquisition of license	500,000
Changes in operating assets and liabilities:
Accounts receivable, related party	(30,139)
Prepaid expenses	(42,562)
Other long-term assets	(149,949)
Other long-term assets, related party	(4,680)
Accounts payable and accrued expenses	832,933
Accounts payable, related party	134,563
Accrued interest, related party	36,483
Other liabilities	1,307,345

Net cash used in operating activities	(849,188)

Investing activities
Purchases of property and equipment	(28,112)

Net cash used in investing activities	(28,112)

Financing activities
Proceeds from issuance of related party convertible notes	2,000,000
Proceeds from the issuance of restricted stock awards	1,164

Net cash provided by financing activities	2,001,164

Net increase in cash	1,123,864
Cash at beginning of period	—

Cash at end of period	$1,123,864

See accompanying notes to financial statements.

Kura Oncology, Inc.

Notes to Financial Statements

December 31, 2014

1. Organization and Basis of Presentation

Kura Oncology, Inc. (the “Company”), a privately held company incorporated in Delaware, is a clinical stage biopharmaceutical company discovering and developing personalized therapeutics for the treatment of solid tumors and blood cancers. The Company focuses on the development of small molecule drug candidates that target cell signaling pathways that are important to driving the progression of certain cancers. The Company aims to employ molecular diagnostics to identify patients with cancers who are likely to benefit from our targeted drug candidates.

From August 22, 2014 (inception) through December 31, 2014, the Company has devoted substantially all of its efforts to research, product development, raising capital, and building infrastructure. The Company has a limited operating history and the sales and income potential of the Company’s business and market are unproven. The Company has experienced net losses and negative cash flows from operating activities, and had an accumulated deficit of $3,671,266 as of December 31, 2014.

The Company expects to continue to incur net losses into the foreseeable future. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. The Company plans to continue to fund its losses from operations and capital funding needs through future debt and equity financing or through collaborations or partnerships with other companies. If the Company is not able to secure adequate additional funding, the Company may be forced to make reductions in spending, liquidate assets where possible, or suspend or curtail planned programs. Any of these actions could materially harm the Company’s business, results of operations and future prospects. The Company believes that its existing cash resources will be sufficient to fund its operations through at least December 31, 2015.

2. Summary of Significant Accounting Policies

Use of Estimates

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Reported amounts and note disclosures reflect the overall economic conditions that are most likely to occur and anticipated measures management intends to take. Actual results could differ materially from those estimates. All revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits and limits its exposure to cash risk by placing its cash with credit quality rating financial institutions.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets which is three years for each asset class.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If such circumstances are determined to exist, an estimate of undiscounted future cash flows produced by the long-lived asset, including its eventual residual value, is compared to the carrying value to determine whether impairment exists. In the event that such cash flows are not expected to be sufficient to recover the carrying amount of the assets, the assets are written-down to their estimated fair values. While the Company’s current and historical operating losses and negative cash flows are indicators of impairment, the Company believes that future cash flows to be received support the carrying value of its long-lived assets and, accordingly, has not recognized any impairment losses through December 31, 2014.

Convertible Notes and Derivative Accounting

At inception, the Company performs an assessment of all embedded features of a debt instrument to determine if (1) such features should be bifurcated and separately accounted for, and (2) if bifurcation requirements are met, whether such features should be classified and accounted for as equity or liability. The fair value of the embedded feature is measured initially, included as a liability on the balance sheet, and remeasured each reporting period. Any changes in fair value are recorded in the statement of operations. The Company monitors, on an ongoing basis, whether events or circumstances could give rise to a change in its classification of embedded features.

The Company accounts for its convertible notes, that may be settled in cash upon conversion (including partial cash settlement), by separating the liability and equity components of the instruments in a manner that reflects the Company’s nonconvertible debt borrowing rate. The Company determines the carrying amount of the liability component by measuring the fair value of similar debt instruments that do not have the conversion feature. If a similar debt instrument does not exist, the Company estimates the fair value by using assumptions that market participants would use in pricing a debt instrument, including market interest rates, credit standing, yield curves and volatilities. Determining the fair value of the debt component requires the use of accounting estimates and assumptions. These estimates and assumptions are judgmental in nature and could have a significant impact on the determination of the debt component and the associated non-cash interest expense.

Deferred Rent

Deferred rent consists of the difference between cash payments and the recognition of rent expense on a straight-line basis for the facilities the Company occupies. The Company’s lease for its facilities provides for fixed increases in minimum annual rental payments. The total amount of rental payments due over the lease term is being charged to rent expense ratably over the life of the lease. The Company’s deferred rent balance is contained within other long-term liabilities on the Company’s Balance Sheet.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs consist of direct and indirect internal costs related to specific projects as well as fees paid to other entities that conduct certain research activities on the Company’s behalf. Payments that the Company makes in connection with in-licensed technology for a particular research and development project that have no alternative future uses (in other research and development projects or otherwise) and therefore no separate economic values are expensed as research and development costs at the time such costs are incurred. As of December 31, 2014, the Company has no in-licensed technologies that have alternative future uses in research and development projects or otherwise.

Patent Costs

The Company expenses all costs as incurred in connection with patent applications, including direct application fees, and the legal and consulting expenses related to making such applications, and such costs are included in general and administrative expenses within the Company’s Statement of Operations and Comprehensive Loss.

Share-Based Compensation

Restricted stock awards are valued based on the fair value on the grant date. The fair value of restricted stock awards expected to vest are recognized and amortized on a straight-line basis over the requisite service period of the award, which is generally four years. Restricted stock awards granted to non-employees are recorded at their fair value on the earlier of the performance commitment date or the date the services required are completed and are marked to market during the service period. Non-employee restricted stock awards are remeasured and expensed as they vest based on the intrinsic value method.

The Company’s equity incentive plan allows for the issuance of restricted stock awards to employees and non-employee consultants that may be subject to vesting. The unvested shares of any restricted stock awards are held in escrow as the stock award vests or until award holder termination, whichever occurs first. In the event of a termination, the Company has the right of repurchase, at its option, for the portion of unvested stock awards from the terminated award holder. The repurchase price for unvested stock awards will be the lower of (i) the fair market value of the shares of common stock on the date of repurchase or (ii) their original purchase price. For all unvested stock awards, a liability is established related to the cash received for the unvested portion of the stock award, which represents the Company’s obligation if all award holders were to be terminated, and is recorded within other long-term liabilities on the Company’s Balance Sheet.

Income Taxes

Income taxes have been accounted for using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance against deferred tax assets is recorded if, based upon the weight of all available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. For uncertain tax positions that meet “a more likely than not” threshold, the Company recognizes the benefit of uncertain tax positions in the financial statements.

Comprehensive Loss

The Company is required to report all components of comprehensive loss, including net loss, in the financial statements in the period in which they are recognized. Comprehensive loss is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources, including unrealized losses on investments. Net loss and comprehensive loss were the same for the period presented, therefore, a separate statement of comprehensive loss is not included in the accompanying financial statements.

Segment Reporting

Operating segments are components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker for purposes of making decisions regarding resource allocation and assessing performance. To date, the Company has viewed its operations and managed its business as one segment operating primarily in the United States.

Fair Value Measurements

The Company categorizes its assets and liabilities measured at fair value in accordance with the authoritative accounting guidance that establishes a consistent framework for measuring fair value, and expands disclosures for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. Fair value is defined as the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1- Quoted prices (unadjusted) in active markets for identical assets or liabilities;

•	Level 2- Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable; and

•	Level 3- Unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

At December 31, 2014, the Company did not have financial assets that are measured at fair value on a recurring basis. The carrying amounts of the Company’s financial instruments, which include cash, prepaid expenses, accounts payable, accrued expenses and all related party amounts approximate their fair values at December 31, 2014, primarily due to their short-term nature. The Company believes the fair value of its convertible notes approximates their carrying value as of December 31, 2014. No transfers between levels have occurred during the periods presented. Liabilities measured at fair value on a recurring basis as of December 31, 2014 are as follows:

		Fair Value Measurements at December 31, 2014
	Balance as of December 31, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities
Embedded derivative liability (1)	$196,000	$—	$—	$196,000

(1)	The Company’s license agreement with the with The Regents of the University of California San Francisco (“UCSF”), further described in Note 7, provides for an indexed milestone payment upon the occurrence of a qualified preferred stock financing and a subsequent initial public offering or a change of control event, as defined in the agreement. The indexed milestone was determined to qualify as an embedded derivative liability requiring an estimate of fair value.

The Company estimates the fair value of its derivative liabilities at the time of issuance and subsequent remeasurement at each reporting date using a probability model that considers the probability of achieving the events that would trigger such liabilities and the estimated time period the liabilities would be outstanding. The estimates are based, in part, on subjective assumptions and could differ materially in the future. Changes to these assumptions can have a significant impact on the fair value of the derivative liabilities.

The following table provides a reconciliation of all liabilities measured at fair value using Level 3 significant unobservable inputs:

Derivative Liabilities
Balance at August 22, 2014 (Inception)	$—
Issuance of derivative liability (1)	196,000
Change in fair value (2)	—

Balance at December 31, 2014	$196,000

(1)	The amount is included within research and development expenses on the Company’s Statement of Operations and Comprehensive Loss.
(2)	The license agreement was executed in November 2014 and no change in the valuation occurred between the execution date and December 31, 2014.

Net Loss per Share

Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted net loss per share is calculated by dividing the net loss by the weighted-average number of common share equivalents outstanding for the period determined using the treasury-stock method. Dilutive common stock equivalents are comprised of unvested restricted stock awards outstanding under the Company’s equity plan. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding due to the antidilutive effect of the securities.

Potentially dilutive securities, which includes unvested stock awards of 9,065,748 are excluded from the calculation of diluted net loss per share due to the anti-dilutive effect of the securities. In addition, the Company has $2,500,000 in principal of outstanding convertible promissory notes, issued in October and December 2014, that are convertible into common stock upon the occurrence of various future events at prices that are not determinable until the occurrence of those future events. As such, the Company has excluded these convertible notes payable from the calculation of diluted net loss per share.

3. Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

In May 2014, the FASB issued Accounting Standard Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), which will replace numerous requirements in U.S. GAAP, including industry-specific requirements, and provide companies with a single revenue recognition model for recognizing revenue from contracts with customers. The core principle of the new standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The new standard will be effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. The Company is currently evaluating the impact the adoption of this guidance will have on its Financial Statements and future operating results.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915), an accounting standards update that removes the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the amendments eliminate the requirements for development stage entities to: (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The guidance is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2014. The Company’s early adoption of the standard eliminated the requirement to disclose inception-to-date information or incremental financial reporting requirements related to development stage entities and does not have any additional impact on the Company’s financial statement or disclosures.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. Under the new guidance, management will be required to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances. The provisions of this ASU are effective for annual periods beginning after December 15, 2016, and for annual and interim periods thereafter. The Company is currently evaluating the potential changes from this ASU to its future financial reporting and disclosures.

4. Property and equipment, net

Property and equipment consisted of the following:

December 31, 2014
Computer equipment	$25,862
Software	2,250

28,112
Less: accumulated depreciation	(1,466)

Property and equipment, net	$26,646

5. Accounts payable and accrued liabilities

Accounts payable and accrued liabilities consisted of the following:

December 31, 2014
Accounts payable	$225,642
Accrued expenses	567,887
Accrued compensation and benefits	39,404

Total accounts payable and accrued expenses	$832,933

6. Notes Payable

Araxes Convertible Note

On October 8, 2014, the Company entered into a Note Purchase Agreement and Convertible Promissory Note with its affiliated company Araxes Pharma LLC (“Araxes”) under which Araxes provided a $2,000,000 loan in the form of a convertible promissory note. The note contains interest computed at a rate of 8%, compounded annually, with a maturity date of the earliest to occur of: (i) December 31, 2015, (ii) upon a change in control, as defined in the agreement, or (iii) upon defined events of default. Interest is due and payable on the maturity date. Prepayment of principal or interest is not allowed on the note without the prior written consent of Araxes. The note is automatically converted into such class of stock of the Company issued upon the completion of a qualified initial public offering (“IPO”) or upon the completion of a qualified financing, as defined in the agreement, in an amount equal to the total unpaid principal and interest divided by the price per share offered to the public in the qualified IPO or the price per share of the equity securities paid by other investors in a qualified financing. The Convertible Promissory Note contains customary events of default, and is recorded at its redemption amount, or at cost, within notes payable- related party, current on the Company’s Balance Sheet.

Araxes Asset Purchase Agreement – Convertible Note

As consideration for the patents acquired under the Araxes Asset Purchase agreement entered into on December 23, 2014 (described further in Note 7), Araxes issued a convertible promissory note equal to the purchase price of the patent rights of $500,000. The note contains interest computed at a rate of 8% with a maturity date of the earliest to occur: (i) of May 31, 2016 (ii) upon a change in control, as defined in the agreement, or (iii) upon defined events of default. The note may not be prepaid. The note will automatically convert into such class of stock of the Company issued upon the completion of a qualified equity financing at the lowest per share price offered in the round. The Convertible Promissory Note contains customary events of default, and is recorded at its redemption amount within notes payable-related party, noncurrent on the Company’s Balance Sheet.

Total notes payable and unamortized discount balances are as follows:

December 31, 2014
Face value of convertible notes	$2,500,000
Accrued interest	36,483
Debt issuance costs associated with fair value of derivative	(7,500)

Total	$2,528,983
Less: current portion	(2,035,565)

Total convertible notes, long-term	$493,418

7. License and Asset Purchase Agreements

Janssen License Agreement

On December 18, 2014, the Company entered into a license agreement with Janssen Pharmaceutica NV (“Janssen”), a foreign entity headquartered in Belgium and an affiliate of Johnson & Johnson, Inc., under which the Company received certain intellectual property rights related to tipifarnib in the field of oncology for a non-refundable $1,000,000 upfront license fee and payments upon achievement of certain development and sales-based milestones. Tipifarnib is a clinical stage compound and all ongoing development, regulatory and commercial work will be completed fully and at the sole expense of the Company. Under the license agreement, Janssen has a first right to negotiate for an exclusive license back from the Company to develop and commercialize tipifarnib on terms to be negotiated in good faith. Janssen may exercise this right of first negotiation during a 60-day period following delivery of clinical data as specified in the agreement.

The agreement will terminate upon the last-to-expire patent rights or last-to-expire royalty term, or may be terminated by the Company with 180 days written notice of termination. Either party may terminate the agreement in the event of material breach of the agreement that is not cured within 45 days. Janssen may also terminate the agreement due to the Company’s lack of diligence that is not cured within a three-month period.

The upfront license fee was paid in January 2015. Subsequent to such payment, in accordance with the agreement the Company entered into a convertible promissory note with Janssen’s affiliated company, Johnson & Johnson Innovation – JJDC, Inc. (“JJDC”) as described further in Note 13. Due to the long-term nature of the note, the full amount of the unpaid upfront fee is included within other long-term liabilities on the Company’s Balance Sheet as of December 31, 2014.

The University of Michigan License Agreement

On December 22, 2014, the Company entered into a license agreement with The Regents of The University of Michigan (“Michigan”) under which the Company received certain license rights for a non-refundable upfront license, annual maintenance fees and payments upon achievement of certain development and sales-based milestones. The licensed asset consists of a number of compounds, which are in the lead discovery/lead optimization phase. All future development, regulatory and commercial work on the asset will be completed fully and at the sole expense of the Company. Michigan retains the right to use the asset for non-commercial research, internal and/or educational purposes, with the right to grant the same limited rights to other non-profit research institutions. Furthermore, the agreement, as amended on March 3, 2015, stipulates contingent consideration for the issuance of shares equivalent to a set dollar value upon the occurrence of a qualified capital stock financing or a change of control event, as defined in the amended agreement, consistent with the terms issued to any future investors or the per share consideration to be received by other shareholders. See Note 13 for further discussion.

The agreement will terminate upon the last-to-expire patent rights, or may be terminated by the Company at anytime with 90 days written notice of termination or terminated by Michigan upon a bankruptcy by the Company, payment failure by the Company that is not cured within 30 days or a material breach of the agreement by the Company that is not cured within 60 days.

The University of San Francisco License Agreement

On November 21, 2014, the Company entered into a license agreement with UCSF under which the Company received certain license rights. The agreement provided for an upfront payment as well as contingent milestone payments. Additionally, the agreement provides for a one-time indexed milestone payment upon the occurrence of an initial public offering or a change of control event following a qualified financing, as defined in the agreement. The indexed milestone was determined to qualify as an embedded derivative liability requiring an estimate of fair value. See Note 2 for further detail.

Collectively, the license agreements with Janssen, Michigan and UCSF provided for non-refundable upfront payments totaling $1,075,000. Each of these license agreements was individually deemed an asset acquisition, which required the Company to expense the full upfront acquisition price due to the preliminary stage of development and no identified alternative future use upon the agreement execution date. The expense is included within research and development expenses in the Company’s Statement of Operations and Comprehensive Loss. In addition, the license agreements collectively provide for specified development, regulatory and sales-based milestone payments up to a total of $81,675,000 payable upon occurrence of each stated event, of which $1,175,000 relates to the initiation of certain development activities, $30,500,000 relates to the achievement of specified regulatory approvals for the first indication and up to $50,000,000 for the achievement of specified levels of product sales. Additional payments will be due for each subsequent indication if specified regulatory approvals are achieved. All milestone payments under the agreement will be recognized as research and development expense upon completion of the required events because the triggering events are not considered to be probable until they are achieved. As of December 31, 2014, the Company has not achieved any milestones under the agreements. Furthermore, if all the programs are successfully commercialized, the Company will be required to pay tiered royalties on annual net product sales ranging from the low single digits to the low teens, depending on the volume of sales and the respective agreement.

Araxes Asset Purchase Agreement

On December 23, 2014, the Company entered into an asset purchase agreement with Araxes under which the Company purchased certain early stage patent rights related to compounds in the field of oncology for a purchase price of $500,000 payable under a convertible promissory note. All ongoing development, regulatory and commercial work will be completed fully and at the sole expense of the Company. The agreement allows for contingent milestone payments of

$9,650,000 throughout development and commercialization of the asset, of which $1,150,000 relates to the initiation of certain development activities, and $8,500,000 relates to the submission of certain regulatory filings and receipt of certain regulatory approvals. Additional payments will be due for each subsequent indication if specified regulatory approvals are achieved. The Company will recognize the milestones as expense when each event occurs. As of December 31, 2014, the Company has not achieved any milestones under the agreement. Furthermore, if the program is successfully commercialized, the Company will be required to pay tiered royalties on annual net product sales ranging in the low single digits, depending on the volume of sales.

The transaction was deemed an asset acquisition, which required the Company to expense the full upfront acquisition price due to the preliminary stage of development and no identified alternative future use upon the agreement execution date and is included within research and development expenses, related party in the Company’s Statement of Operations and Comprehensive Loss. All additional milestone payments under the agreement will be recognized upon completion of the required events because the triggering events will not be considered to be probable until they are achieved.

8. Commitments and Contingencies

On August 29, 2014, the Company entered into a sublease agreement (the “sublease”) with its affiliated company, Araxes, for office space for a monthly rent of $4,680 per month. The lease includes rent escalation of 3% per year. The lease was amended on December 18, 2014 for monthly rent of $4,820 per month and retrospectively applied from September 1, 2014 in accordance with the agreement. In addition to the base monthly rent, the Company is obligated to pay for operating expenses, taxes, insurance, and utilities applicable to the subleased property. The sublease will expire on August 30, 2016.

On September 30, 2014, the Company entered into a lease agreement (the “lease”) with Regus for office space located in Cambridge, Massachusetts. The lease commenced on October 6, 2014 with monthly rent of $4,785 per month. Rent expense is recognized using the straight-line method over the term of the lease. In addition to the base monthly rent, the Company is obligated to pay for operating expenses, taxes, insurance and utilities applicable to the leased property. The lease will expire on October 31, 2016.

Future minimum payments required under the leases as of December 31, 2014 are summarized as follows:

Year Ending December 31,
2015	$111,062
2016	87,573

Total minimum lease payments	$198,635

Total lease expense for the period from August 22, 2014 (inception) to December 31, 2014 was $27,249.

The Company is obligated to make a charitable gift of $285,000 to the Leukemia and Lymphoma Society in connection with the Michigan agreement described in Note 7 to be paid in three equal parts: the first part due in January 2015, the second part due in January 2016 and the final part due in January 2017. The full amount of the charitable gift has been accrued as of December 31, 2014.

9. Stockholders’ Equity

Common Stock

As of December 31, 2014, 1,113,000 shares were reserved for future issuance pursuant to shares authorized for future option grants. In addition, the Company has $2,500,000 in principal of outstanding convertible promissory notes, issued in October and December 2014, that are convertible into stock upon the occurrence of various future events at prices that are not determinable until the occurrence of those future events.

Restricted Stock Awards

In August 2014, the Company adopted the 2014 Equity Incentive Plan (“the 2014 Plan”). A total of 11,000,000 shares were initially reserved for issuance under the 2014 Plan. The 2014 Plan provides equity-based incentives in the form of stock awards to employees and other providers of services to the Company. The 2014 Plan provides for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other stock awards to eligible recipients. Recipients of incentive stock options shall be eligible to purchase shares of the Company’s common stock at an exercise price equal to no less than the estimated fair market value of such stock on the date of grant. The maximum term of options to be granted under the Plan is ten years. No options were granted under the plan as of December 31, 2014.

Restricted stock awards were granted at a price equal to estimated fair market value. The restricted stock awards generally vest over four years from the original vesting date, with certain grants subject to one-year cliff vesting. The vesting provisions of individual awards may vary as approved by the Company’s Board of Directors. In connection with the issuance of restricted common stock, the Company maintains a repurchase right where shares of restricted common stock are released from such repurchase right over a period of time of continued service by the recipient. The following is a summary of restricted share activity:

	Number of Shares	Weighted Average Grant Date Fair Value
Balance at August 22, 2014 (Inception)	—	$—
Granted	9,887,000	$0.001
Vested	(821,252)

Unvested at December 31, 2014	9,065,748	$0.001

Vested at December 31, 2014	821,252	$0.001

The shares purchased by the recipients pursuant to unvested restricted stock awards are not deemed, for accounting purposes, to be outstanding until those shares vest. The cash received in exchange for unvested shares related to stock awards granted is recorded as a liability for the early exercise of stock options on the accompanying balance sheet and will be transferred into common stock and additional paid-in capital as the shares vest. As of December 31, 2014, the Company recorded $12,786 of liability associated with shares issued with repurchase rights. As of December 31, 2014, there were 9,065,748 shares subject to repurchase, and 1,113,000 of common stock reserved for future stock awards under the 2014 Plan. The Company recognized $236,618 in share-based compensation expense related to the vested portion of the restricted stock awards granted to non-employees for the period from August 22, 2014 (inception) to December 31, 2014.

10. Related Party Transactions

The Company’s president and chief executive officer is also the managing member of its affiliated company, Araxes. Four individuals are significant stockholders of each of the Company and Araxes. The following is a summary of all transactions with Araxes from August 22, 2014 (inception) to December 31, 2014.

Convertible Promissory Notes

As described in Note 6, the Company entered into a Note Purchase Agreement and Convertible Promissory Note with Araxes under which Araxes provided a $2,000,000 loan in the form of a convertible promissory note. The note is included within notes payable, related party, current on the Company’s Balance Sheet.

Additionally, in conjunction with the asset purchase agreement with Araxes described in Note 7, the Company purchased assets for an upfront purchase price of $500,000 payable under a convertible promissory note. This amount is included with research and development expenses, related party on the Company’s Statement of Operations and Comprehensive Loss. Additionally, the note is included within notes payable, related party, noncurrent on the Company’s Balance Sheet.

Facility Sublease

As noted in Note 8, the Company subleases office space from Araxes for a monthly rent of $4,820 per month. In addition to the base monthly rent, the Company is obligated to pay for operating expenses, taxes, insurance, and utilities applicable to the subleased property. Rent expense related to this sublease for the period from August 22, 2014 (inception) to December 31, 2014 was $14,906. The sublease will expire on August 30, 2016.

Management Fees

The Company has a management services agreement with Araxes under which Araxes pays the Company a fixed $100,000 a month for management services. In addition, the agreement allows for Araxes to pay the Company an amount equal to the number of full time equivalents (“FTE”) performing collaboration services for Araxes, at an FTE rate of $350,000, plus actual expenses as reasonably incurred. The agreement has an initial term expiring on December 31, 2015 and renews automatically for additional consecutive one-year periods. The agreement may be terminated by either party with a notice of at least 30 days prior to December 31, 2015 or the expiration of the then-renewal term.

Services Agreement

The Company has a services agreement with Araxes which allows for payment of research and development services provided to the Company of an amount equal to the number of FTE’s performing the services, at an FTE rate of $400,000, plus actual expenses as reasonably incurred. This services agreement has an initial term expiring on December 31, 2015 and renews automatically for additional consecutive one-year periods. The agreement may be terminated by either party with a notice of at least 30 days prior to December 31, 2015 or the expiration of the then-renewal term.

11. Employee Benefit Plan

The Company has a defined contribution 401(k) plan (the Plan) for all employees. Employees are eligible to participate in the Plan if they are at least 21 years of age or older. Under the terms of the Plan, employees may make voluntary contributions as a percentage of compensation.

12. Income Taxes

The Company was incorporated on August 22, 2014 and will file tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company’s 2014 tax year will be subject to examination by the federal and state jurisdictions where applicable. The Company has not been, nor is it currently, under examination by the federal or any state tax authority.

The Company’s effective income tax differs from the statutory federal rate of 34% at December 31, 2014 due to the following:

Period from
August 22, 2014
(Inception) to
December 31,
2014
Benefit for income taxes at statutory federal rate	$(1,248,230)
State income tax (benefit), net of federal benefit	(224,752)
Share-based compensation	80,450
Research and development tax credits	(28,288)
Other	13,307
Valuation allowance	1,407,513

Income tax expense	$—

Significant components of the Company’s deferred tax assets at December 31, 2014 are shown below:

December 31, 2014
Deferred tax assets
Intangibles	$731,622
Net operating loss carryforwards	441,622
Research and development tax credit carryforwards	28,288
Accruals	204,608
Other	1,373

Total deferred tax assets	1,407,513
Less valuation allowance	(1,407,513)

Net deferred tax assets	$—

At December 31, 2014, the Company had federal and state net operating loss carryforwards of $1,087,279 and $1,248,532 respectively. The federal and state loss carryforwards begin to expire in 2034, unless previously utilized. The Company also has federal and state research credit carryforwards of $17,919 and $15,710, respectively. The federal and Massachusetts research credits will begin expiring in 2034 and 2029, respectively, unless previously utilized. The California research credit will carryforward indefinitely.

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use existing deferred tax assets. Based on the weight of the evidence, including the Company’s limited existence and losses since inception, management has determined that it is more likely than not that the deferred tax assets will not be realized. A valuation allowance of $1,407,513 for the period ended December 31, 2014 has been established to offset the deferred tax assets as realization of such assets is uncertain.

Pursuant to Internal Revenue Code (IRC) Sections 382 and 383, annual use of the Company’s net operating loss and research and development credit carryforwards may be limited in the event a cumulative change in ownership of more than 50% occurs within a three-year period. The Company has not completed an IRC Section 382/383 analysis regarding the limitation of net operating loss and research and development credit carryforwards. The Company does not expect this analysis to be completed within the next 12 months. Due to the existence of the valuation allowance, future changes in the Company’s unrecognized tax benefits will not impact the Company’s effective tax rate. Any carryforwards that will expire prior to utilization as a result of such limitations will be removed from deferred tax assets, with a corresponding reduction of the valuation allowance.

The impact of an uncertain income tax position is recognized at the largest amount that is “more likely than not” to be sustained upon audit by the relevant taxing authority. An uncertain tax position will not be recognized if it has less than a 50% likelihood of being sustained. There are no unrecognized tax benefits included in the Company’s balance sheet at December 31, 2014. The Company’s practice is to recognize interest and penalties related to income tax matters in income tax expense. The Company has not recognized interest or penalties in its statements of operations for the period ended December 31, 2014.

The Company does not expect that there will be a significant change in the unrecognized tax benefits over the next twelve months. Due to the existence of the valuation allowance, future changes in the Company’s unrecognized tax benefits will not impact the Company’s effective tax rate.

13. Subsequent Events

The Company evaluated all events or transactions that occurred after the balance sheet date of December 31, 2014 through March 12, 2015.

Note Purchase Agreement

On January 12, 2015, the Company entered into a Note Purchase Agreement and Convertible Promissory Note with various persons and entities named within the agreement (“the Holders”) under which the Holders provided a $3,000,000 loan in the form of a convertible promissory note (“the Note”) to be used solely to fund the operations of the Company. The Note contains interest computed at a rate of 8%, compounded annually, with a maturity date of the earliest to occur of: (i) December 31, 2015, (ii) upon a change in control, as defined in the agreement, or (iii) upon defined events of default. Interest is due and payable on the maturity date. Prepayment of principal or interest is not allowed on the Note without the prior written consent of the holders. The Note is mandatorily convertible into such class of stock of the Company issued upon the completion of a qualified initial public offering or qualified financing, as defined in the agreement, in an amount equal to the total unpaid principal and interest divided by the price per share offered to the public in the qualified IPO or the price per share of the equity securities paid by other investors in a qualified financing.

Convertible Promissory Note

On January 20, 2015, in accordance with the Janssen license agreement described in Note 7, the Company entered into a Convertible Promissory Note with JJDC for $1,000,000. The note contains interest computed at a rate of 8% with a maturity date of the earliest to occur of: (i) May 31, 2016, (ii) upon a change in control, as defined in the agreement, or (iii) upon defined events of default. Interest is due and payable on the maturity date, with prepayment of principal or interest not allowed. The note will automatically convert into such class of shares of the Company issued upon the completion of a qualified equity financing at the lowest per share price offered in the round.

February 2015 Note Purchase Agreement

On February 11, 2015, the Company entered into a Note Purchase Agreement and Convertible Promissory Notes with entities named within the agreement (“the February 2015 Note Holders”) under which the February 2015 Note Holders provided totaling $1,000,000 loan in the form of convertible promissory notes. These Convertible Promissory Notes contain interest computed at a rate of 8%, compounded annually, with a maturity date of the earliest to occur of: (i) December 31, 2015, (ii) upon a change in control, as defined in the agreement, or (iii) upon defined events of default. Interest is due and payable on the maturity date. Prepayment of principal or interest is not allowed on the note without the prior written consent of the holders. The notes will automatically convert into such class of stock of the Company issued upon the completion of a qualified initial public offering or qualified financing, as defined in the agreement, in an amount equal to the total unpaid principal and interest divided by the price per share offered to the public in the qualified IPO or the price per share of the equity securities paid by other investors in a qualified financing.

Sponsored Research Agreement

On February 15, 2015, the Company entered into a Sponsored Research Agreement with Michigan under which the Company will sponsor up to $2,725,000 of research at Michigan over a three-year period. The Company will receive an non-exclusive right to any technology developed under the agreement and has an option right for an exclusive right to any such licenses developed under the agreement. The Sponsored Research Agreement allows for termination with notice at any time by the Company. In the event of termination by the Company prior to the second anniversary of the agreement, other than due to breach by Michigan, the Company will be required to pay costs budgeted through the second anniversary up to $2,000,000 of the sponsored research amount. Any costs incurred for the Sponsored Research Agreement will be expensed as incurred.

Michigan Amended License Agreement

On March 3, 2015, the Company and Michigan entered into an amendment to the Michigan license agreement which redefined a qualified financing as the first sale of the Company’s capital stock in which the Company receives certain gross proceeds from the financing. The sale of the Company’s common stock on March 6, 2015 as described below was a qualified financing.

Merger and Private Financing

On March 6, 2015, the Company, Zeta Acquisition Corp. III, a public shell company (“Zeta”), and Kura Operations, Inc., a wholly-owned subsidiary of Zeta (“Merger Sub”), entered into an Agreement and Plan of Merger dated March 6, 2015 (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company remaining as the surviving entity and a wholly-owned operating subsidiary of Zeta (the “Merger”). At the effective time of the Merger (the “Effective Time”), the name of the Company was changed to Kura Operations, Inc. Immediately following the Effective Time, a newly organized wholly-owned subsidiary of Zeta named “Kura Oncology, Inc.” merged with and into Zeta, with the surviving entity named Kura Oncology, Inc. (“Parent”).

Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of common stock of the Company outstanding immediately prior to the Effective Time was exchanged for one-half (0.5) of a share of common stock of Parent. Parent issued an aggregate of 14,508,177 shares of Kura common stock upon such exchange of the issued shares of the Company common stock. In addition, at the Effective Time, Parent assumed the Company’s 2014 Plan. As of the Effective Time, there were no outstanding options to purchase shares of the Company common stock under the 2014 Plan.

Immediately prior to the Merger, on March 6, 2015, the Company sold to investors 16,561,396 shares of its common stock at a price of $3.16 per share for gross proceeds of $52,334,011 (the “New Money Financing”). The New Money Financing represented a qualified financing conversion event pursuant to the outstanding convertible promissory notes. As such, upon closing the New Money Financing, $7,500,000 in principal and $114,849 in accrued interest through February 28, 2015 automatically converted into 2,409,740 shares of the Company’s common stock.

The Company is considered the accounting acquirer in the Merger and will account for the transaction as a capital transaction because the Company’s stockholders received 100% of the voting rights in the combined entity and the Company’s senior management represents all of the senior management of the combined entity.